UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2025

Tidal Commodities Trust I

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-41900	92-6468665
(Commission File Number)	(IRS Employer Identification No.)

234 West Florida Street, Suite 203 Milwaukee, WI	53204
(Address of Principal Executive Offices)	(Zip Code)

(844) 986-7700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Hashdex Bitcoin ETF	DEFI	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Tidal Investments LLC (“Tidal”) entered into an agreement to resign as Sponsor to Tidal Commodities Trust I (the “Trust”) and transfer its role as the Sponsor to Hashdex Asset Management Ltd. (“Hashdex”) (the “Sponsor Transfer”). It is expected that the Sponsor Transfer will take effect during the fourth quarter of 2025. After the Sponsor Transfer, Hashdex will serve as sole sponsor of the Trust and intends to carry on the business of the Trust and its sole series Hashdex Bitcoin ETF.

There is no guarantee that the Sponsor Transfer will be completed within the expected time frame, or at all.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDAL COMMODITIES TRUST I

By: Tidal Investments LLC, as Sponsor

/s/ Guillermo Trias
Date: October 29, 2025	Name: Guillermo Trias
Title: Chief Executive Officer of Tidal Investment LLC, as Sponsor